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                                                                    Exhibit 99.1

        MULTI-COLOR CORPORATION ANNOUNCES THE PURCHASE OF QUICK PAK, INC.
 New packaging services division synergistic with existing decorating solutions business

CINCINNATI, OHIO, June 03, 2002 - Multi-Color Corporation (NASDAQ: LABL) announced it has purchased Quick Pak, Inc. of Cincinnati, Ohio. Quick Pak is a leading provider of promotional packaging, assembling and fulfillment services to major health & beauty companies, consumer product manufacturers and national retailers. The acquisition of Quick Pak expands the service component of Multi-Color's business strategy. In addition, the purchase broadens the Company's revenue stream by providing complimentary consumer packaging services that support customer marketing strategies.

"The acquisition of Quick Pak supports our long-range strategy by continuing to broaden the products and services we provide to the consumer products industry," said Frank Gerace, Multi-Color President and Chief Executive Officer.

In addition to offering Multi-Color customers additional marketing and packaging services, Quick Pak will bring more than $10 million in annual sales revenue and a roster of blue chip clients.

"We are fortunate to combine the region's leading provider of unique packaging services with Multi-Color's worldwide reputation as a premier supplier of decorating solutions," stated Gerace.

"Like all previous acquisitions, the addition of Quick Pak will be accretive to earnings immediately. Our common values surrounding quality and customer service will allow for a smooth integration as well," added Gerace. "And for our customers, one-stop shopping just got better."

Multi-Color will retain all Quick Pak associates, consisting of a workforce of approximately 300 full and part time employees, and its production facility in Cincinnati. "The skills exhibited by the associates of Quick Pak are exceptional," commented Gerace.

Previous owners, Alex and Debbie Buhayar said, "We are pleased to become a part of the Multi-Color family. Multi-Color's industry leading technology and broad product offerings will help leverage Quick Pak's unique position in the marketplace. This combination will prove to be extremely beneficial to Quick Pak's customers and employees."

Along with the purchase of Quick Pak, Inc., the Company also announced the appointment of Gordon B. Bonfield as President, Quick Pak Division of Multi-Color Corp. Bonfield was previously the Chief Operation Officer of Ivex Packaging and is a member of Multi-Color's Board of Directors. CEO Gerace added, "I am also pleased to announce Gordon's appointment in connection with the acquisition of Quick Pak.. Gordon brings over 25 years of valuable experience in the packaging industry."

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Multi-Color Acquires Quick Pak
June 03, 2002
Page 2
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The acquisition of Quick Pak, Inc. comes just seven months after Multi-Color purchased Premiere Labels, Inc. of Troy, Ohio to further strengthen its position in the pressure sensitive label market.

About Multi-Color (www.multicolorcorp.com)
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Cincinnati, Ohio based Multi-Color Corporation is a premier supplier of decorative label solutions and services for technically complex applications to consumer product companies and container manufacturers worldwide. Multi-Color is the world's largest producer of in-mold labels (IMLs). Through acquisitions, the Company has established a strong and growing position in the high-end shrink sleeve and pressure sensitive label and tamper-evident neckband markets. The company has five manufacturing operations in the United States. Its products are shipped to more than 150 customers in the United States, Canada, Mexico, South America and Asia.

Safe Harbor Statement
---------------------
Forward looking statements in this release including, without limitations, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; the ability to integrate acquisitions; the success of its significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; availability, terms and development of capital; availability of raw materials; business abilities and judgement of personnel; changes in, or the failure to comply with, government regulations, and other factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Dawn H. Bertsche
Chief Financial Officer
Multi-Color Corporation
(513) 345-1108
dbertsche@mcclabel.com
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